UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): Deceember 1, 2003

Driver-Harris Company
(Exact Name of Registrant as Specified in Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-1212
(Commission File Number)

22-0870220
(IRS Employer Identification No.)

200 Madison Avenue
Convent Station, New Jersey		       07960
(Address of Principal Executive Offices)           (Zip Code)

Registrant's telephone number, including area code:     (973)267-8100

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Item 3.     Chapter 11 Proceedings

On November 26, 2003 the board of directors filed Chapter 11 proceedings
in Newark, New Jersey Federal Court.   The board anticipates that the
company will submit a plan of reorganization to the court within nintey days which will restructure the debt obligations of the Company. The Board anticipates this plan will be accepted by the court and permanently resolve the long standing excess leverage. Management does not anticipate that this action will impact the operating company in any adverse manner.

Item 7.     Financial Statements and Exhibits.

           (c)     Exhibits:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  December 1, 2003

DRIVER-HARRIS COMPANY

By:            /s/ Frank L. Driver
Name:          Frank L. Driver
Position:        President
               Chief Financial Officer